UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2003 (August 28, 2003)

RESOURCE BANKSHARES CORPORATION

(Exact name of Registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-14319 (Commission File Number)	54-1904386 (IRS Employer Identification No.)

3720 Virginia Beach Boulevard, Virginia Beach, Virginia	23452
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 463-2265

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events

On August 28, 2003, Resource Bankshares Corporation (“Resource”) and Fulton Financial Corporation (“Fulton”) entered into a First Amendment to Agreement and Plan of Merger, amending the Agreement and Plan of Merger entered into by Resource and Fulton on August 25, 2003, in order to clarify the payment of dividends by Resource.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

Number	Title
99.1	First Amendment to Agreement and Plan of Merger, dated August 28, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE BANKSHARES CORPORATION

By:	/s/ LAWRENCE N. SMITH
Lawrence N. Smith, President and Chief Executive Officer

Date: August 29, 2003

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	First Amendment to Agreement and Plan of Merger, dated August 28, 2003